Exhibit 10.36
COLLATERAL AGENCY AND INTERCREDITOR JOINDER - ADDITIONAL GRANTORS
May 3, 2019
Reference is made to the Collateral Agency and Intercreditor Agreement, dated as of January 12, 2011 (as amended by that certain Collateral Agency and Intercreditor Joinder, dated as of March 29, 2016, as further amended by that certain Collateral Agency and Intercreditor Joinder, dated as of June 29, 2018, as further amended by that certain Collateral Agency and Intercreditor Joinder, dated as of July 2, 2018, and as may be further amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Collateral Agency and Intercreditor Agreement”), by and among INTELSAT CONNECT FINANCE S.A., a public limited liability company existing as société anonyme under the laws of the Grand Duchy of Luxembourg, having its registered office at 4, rue Albert Borschette, L-1246 Luxembourg and registered with the Luxembourg trade and companies’ register under number B210.760 (“Holdings”), INTELSAT JACKSON HOLDINGS S.A., a public limited liability company existing as société anonyme under the laws of the Grand Duchy of Luxembourg, having its registered office at 4, rue Albert Borschette, L-1246 Luxembourg and registered with the Luxembourg trade and companies’ register under number B149.959 (the “Company”), the other Grantors from time to time party thereto, BANK OF AMERICA, N.A., as Administrative Agent under the Existing Credit Agreement, the other First Lien Representatives and Second Lien Representatives from time to time party thereto, and WILMINGTON TRUST, NATIONAL ASSOCIATION, as collateral trustee (in such capacity and to-gether with its successors in such capacity, the “Collateral Trustee”). Capitalized terms used but not otherwise defined herein have the meanings assigned to them in the Collateral Agency and Intercreditor Agreement. This Collateral Agency and Intercreditor Joinder is being executed and delivered pursuant to Section 8.18 of the Collateral Agency and Intercreditor Agreement as a condition precedent to the debt for which the undersigned is acting as agent being entitled to the benefits of being additional secured debt under the Collateral Agency and Intercreditor Agreement.
The undersigned, Intelsat US Finance LLC, a Delaware limited liability company (the “New Grantor”), hereby agrees to become party as a Grantor under the Collateral Agency and Intercreditor Agreement for all purposes thereof on the terms set forth therein, and to be bound by the terms of the Collateral Agency and Intercreditor Agreement as fully as if the undersigned had executed and delivered the Collateral Agency and Intercreditor Agreement as of the date thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Collateral Agency and Intercreditor Joinder to be executed as of the date first written above.

INTELSAT US FINANCE LLC, as the New Guarantor

By: INTELSAT ALLIANCE LP, its Sole Member

By: INTELSAT GENESIS GP LLC, as General Partner of Intelsat Alliance LP

By: /s/ Jacques Kerrest
Name: Jacques Kerrest
Title: Executive Vice President & Chief Financial Officer

The Collateral Trustee hereby acknowledges receipt of this Collateral Agency and Intercreditor Joinder and agrees to act as Collateral Trustee with respect to the Collateral pledged by the New Grantor.

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Collateral Trustee

By: /s/ Jamie Roseberg
Name: Jamie Roseberg
Title: Assistant Vice President